UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RALLYBIO CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Rallybio Corporation
234 Church Street, Suite 1020
New Haven, CT 06510
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Rallybio Corporation (the “Company” or “Rallybio”) will be held on May 13, 2025, at 9:00 a.m. Eastern Time, in a virtual meeting format at www.virtualshareholdermeeting.com/RLYB2025. At the Annual Meeting, stockholders will consider and vote on the following matters:
1.    To elect Martin W. Mackay, Ph.D. and Paula Soteropoulos as Class I directors, each for a three-year term.
2.    To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025.
We will also consider and act upon any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.
Our Board of Directors recommends that you vote FOR each of the nominees for Class I director (Proposal 1) and FOR ratification of the proposed independent registered public accounting firm (Proposal 2).

Each outstanding share of the Company’s common stock (Nasdaq: RLYB) entitles the holder of record at the close of business on March 17, 2025, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/RLYB2025. You will also be able to submit questions and vote your shares electronically at the meeting.
Whether or not you expect to attend the meeting, we urge you to vote your shares by following the instructions on the proxy card that you received by mail and submit your proxy by Internet, by telephone or, if you received written proxy materials, by signing, dating and returning a proxy card included in these materials in order to ensure the presence of a quorum. If you choose to virtually attend the Annual Meeting, you may still vote your shares in real time, even if you have previously voted or returned your proxy by any of the methods described in our proxy statement. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions.
All stockholders are extended a cordial invitation to attend the Annual Meeting.

By Order of the Board of Directors

Stephen Uden, M.D. Chief Executive Officer April 7, 2025

Rallybio Corporation
234 Church Street, Suite 1020
New Haven, CT 06510
PROXY STATEMENT FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 13, 2025 at 9:00 a.m. Eastern Time
This proxy statement, along with the accompanying Notice of the 2025 Annual Meeting of Stockholders, contains information about the 2025 Annual Meeting of Stockholders of Rallybio Corporation, which we refer to as the Annual Meeting, including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting in a virtual meeting format on May 13, 2025 at 9:00 a.m. Eastern Time, at www.virtualshareholdermeeting.com/RLYB2025.
In this proxy statement, we refer to Rallybio Corporation as “Rallybio,” the "Company,” “we” and “us.”
This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.
On or about April 7, 2025, we began mailing this proxy statement and proxy card (the “Proxy Materials”) to all stockholders entitled to vote at the Annual Meeting. Although not part of this proxy statement, we have also made available with this proxy statement our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), which includes our financial statements for the fiscal year ended December 31, 2024.

Proxies will be solicited by mail. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Proxies may be solicited, without extra compensation, by officers, agents and employees of the Company who may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile, email or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by Rallybio.

This proxy statement and our Annual Report are available for viewing, printing and downloading at www.proxyvote.com. Stockholders will need their unique control number, which appears on the proxy card (printed in the shaded bar).
Additionally, you can find a copy of our Annual Report on the website of the Securities and Exchange Commission (the "SEC") at www.sec.gov, or in the “Investors/ Media” section of our website at www.rallybio.com. You may also obtain a printed copy of our Annual Report, free of charge, by sending a written request to: Rallybio Corporation, 234 Church Street, Suite 1020, New Haven, CT 06510, Attention: Secretary. Exhibits, if any, will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company soliciting my proxy?
The Board of Directors of Rallybio Corporation is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time on May 13, 2025, in a virtual meeting format at www.virtualshareholdermeeting.com/RLYB2025, and any adjournments of the meeting, which we refer to as the Annual Meeting. The proxy statement summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.
We have sent you this proxy statement, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 because you owned shares of Rallybio Corporation's common stock on the record date.
When were this proxy statement and the accompanying materials sent to stockholders?
On or about April 7, 2025, we began sending the Proxy Materials to all stockholders entitled to vote at the Annual Meeting.
When is the record date for the Annual Meeting?
The Company’s Board of Directors has fixed the record date for the Annual Meeting as of the close of business on March 17, 2025. Only stockholders who owned our common stock at the close of business on March 17, 2025 are entitled to vote at the Annual Meeting.
Why a Virtual Meeting?
We are hosting a virtual meeting to enable greater participation. Stockholders will be able to attend the meeting online and submit questions by visiting www.virtualshareholdermeeting.com/RLYB2025. Stockholders will also be able to submit questions and vote their shares electronically during the meeting.
How many votes can be cast by all stockholders?
A total of 41,612,039 shares of common stock of the Company were outstanding as of close of business on March 17, 2025 and are entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.
How do I vote?
Stockholders will need their unique control number, which appears on the proxy card (printed in the shaded bar), or within the body of the email sending the proxy statement. You will need your control number to access the virtual Annual Meeting, submit your questions and vote your shares electronically. The Annual Meeting will begin promptly at 9:00 a.m., Eastern Time, on May 13, 2025. You may vote as follows:
By Internet. Visit www.proxyvote.com and follow the instructions provided on the proxy card. You will be asked to provide the control number from the proxy card and follow the instructions. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Your vote must be received by 11:59 p.m., Eastern Time, on May 12, 2025 to be counted.
By Telephone. Dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time, on May 12, 2025 to be counted.
By Mail. Vote by proxy card by completing, signing, dating, and mailing your proxy card in the envelope provided. If you vote by Internet, please do not mail your proxy card. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees. Your proxy will be voted in accordance with your instructions. If you sign and return a proxy but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors and according to the discretion of the proxy holder named in the proxy card upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

At the Virtual Meeting. The meeting will be held entirely online. During the Annual Meeting, you may vote online by following the instructions at www.virtualshareholdermeeting.com/RLYB2025. Have the proxy card, which contains your control number, available when you access the virtual meeting webpage. If you have already voted previously by Internet or mail, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Shares held beneficially in street name may be voted electronically at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

What are the Board’s recommendations on how to vote my shares?
The Board of Directors recommends a vote:

Proposal 1: FOR election of Martin W. Mackay, Ph.D. and Paula Soteropoulos as Class I directors.

Proposal 2: FOR ratification of selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Who pays the cost for soliciting proxies?
Rallybio will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. This cost also includes support for the hosting of the virtual Annual Meeting. Rallybio may solicit proxies by mail, personal interview, telephone or via the Internet through its officers, directors and other management employees, who will receive no additional compensation for their services.
Can I change my vote?
You may revoke your proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility, or by attending and voting live at the virtual meeting. If your stock is held by a broker, bank or other nominee (i.e., in "street name"), you must contact your broker, banks or nominee for instructions as to how to change your vote.
How is a quorum reached?
The presence, virtually in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote generally in the election of directors is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, banks or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all matters, such brokers, banks or nominees do not have discretionary voting power to vote such shares), if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.
What vote is required to approve each item?

Proposal 1: Elect Directors: A nominee for director shall be elected to the Board of Directors if the votes properly cast FOR such nominee’s election exceed the votes properly cast AGAINST such nominee’s election (with “abstentions” and “broker non-votes” not counted as votes cast either FOR or AGAINST any director’s election). Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on this Proposal 1. We expect Proposal 1 will be a non-routine matter. Therefore, brokerage firms will not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Proposal 2: Ratify Selection of our Independent Registered Public Accounting Firm: For the ratification of the selection of our independent registered public accounting firm for our 2025 fiscal year, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the results of this vote. We expect Proposal 2 will be a routine matter. Therefore, brokerage firms will have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. We do not expect any broker non-votes on this proposal. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, the Audit Committee of the Board of Directors will reconsider its selection.

A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote the shares on a proposal because the broker, bank or other nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers, banks or other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to routine matters. Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the election of each nominee for director (Proposal 1) will be a non-routine matter and that the proposal on ratification of the appointment of our independent registered public accounting firm (Proposal 2) will be a routine matter.
If there are insufficient votes to approve these proposals, your proxy may be voted by the persons named in the proxy card to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal(s). If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy.
Could other matters be decided at the Annual Meeting?
We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
What happens if the meeting is postponed or adjourned?
Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
What does it mean if I receive more than one proxy card or voting instruction form?
It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website, please call the technical support number that will be posted on the Annual Meeting log-in page.
Electronic Delivery of Company Stockholder Communications
Most stockholders can elect to view future proxy materials and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of March 31, 2025 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the Summary Compensation Table below), and all directors and executive officers as a group.
Shares of common stock subject to options, restricted stock units or other rights to purchase which are now exercisable or are exercisable within 60 days after March 31, 2025 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. The shares underlying pre-funded warrants issued by the Company in November 2022, which are exercisable for 3,333,388 shares of common stock, are not considered outstanding for the purpose of computing the percentage ownership of any person. As of March 31, 2025, there were 41,612,039 shares of common stock outstanding and the percentage of shares beneficially owned in the table below is based on shares outstanding as of March 31, 2025. Unless otherwise indicated, the address for each director and named executive officer is c/o Rallybio Corporation, 234 Church Street, Suite 1020, New Haven, CT 06510.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders:
Entities affiliated with Viking Global Investors LP (1)	4,194,777	10.1%
Entities affiliated with Johnson & Johnson (2)	3,636,363	8.7%
Entities affiliated with 5AM Ventures (3)	3,630,724	8.7%
Entities affiliated with New Leaf Venture Partners (4)	3,301,603	7.9%
Entities affiliated with TPG Inc. (5)	3,028,414	7.3%
Entities affiliated with Pivotal bioVenture Partners (6)	2,404,644	5.8%
Directors and Named Executive Officers:
Stephen Uden, M.D. (7)	1,150,302	2.8%
Helen M. Boudreau, M.B.A. (8)	82,752	*
Wendy K. Chung, M.D., Ph.D. (9)	56,255	*
Robert Hopfner, R.Ph., Ph.D., M.B.A. (6)(10)	2,494,279	6.0%
Ronald Hunt, M.B.A. (4)(11)	3,431,433	8.2%
Lucian Iancovici, M.D.	—	*
Hui Liu, Ph.D., M.B.A. (12)	93,966	*
Martin W. Mackay, Ph.D. (13)	1,157,075	2.8%
Christine A. Nash, M.B.A. (14)	61,110	*
Paula Soteropoulos (15)	88,121	*
Jonathan I. Lieber, M.B.A. (16)	197,987	*
Steven Ryder, M.D. (17)	523,001	1.3%
All executive officers and directors as a group (12 persons)(18)	3,630,034	8.7%
* Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2024 reporting beneficial ownership of Viking Global Investors LP, Viking Global Opportunities Parent GP LLC, Viking Global Opportunities GP LLC, Viking Global Opportunities Portfolio GP LLC, Viking Global Opportunities Illiquid Investments Sub-Master LP, and O. Andreas Halvorsen, David C. Ott and Rose S. Shabet (together with Viking Global Investors LP, Viking Global Opportunities Parent GP LLC, Viking Global Opportunities GP LLC, Viking Global Opportunities Portfolio GP LLC, Viking Global Opportunities Illiquid Investments Sub-Master LP, O. Andreas Halvorsen and David C. Ott, (collectively, the “Viking Reporting Persons”). The Viking Reporting Persons report shared voting and dispositive power over 4,194,777 shares. Viking Global Opportunities Illiquid Investments Sub-Master LP acquired warrants with the right to purchase 3,333,388 shares. However, the terms of the warrants provide that no holder of warrants shall have the right to exercise any portion of the warrants to the extent that, after giving effect to such issuance after exercise, such holder of warrants (together with its affiliates, any “group” or any other persons whose beneficial ownership could be aggregated with the holders) would beneficially own more than 9.99% of the number of shares immediately following exercise (the “Blocker”). Any holder of warrants, upon notice to the Issuer, may increase or decrease the Blocker, subject to a maximum of 19.99%, but any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Issuer. Accordingly, the amount of shares reported as beneficially owned by the Reporting Persons set forth herein excludes shares that the Reporting Persons do not currently have the right to purchase upon exercise of the warrants held directly by Viking Global Opportunities Illiquid Investments Sub-Master LP due to the Blocker. The address of each of the Viking Reporting Persons is 600 Washington Boulevard, Floor 11, Stamford, CT 06901.

(2)Based on information contained in a Schedule 13G filed with the SEC on July 30, 2024 reporting beneficial ownership of Johnson & Johnson (“J&J”) and Johnson & Johnson Innovation, Inc. (“J&J Innovation” and, together with J&J, the “J&J Reporting Persons”). J&J Innovation is a wholly-owned subsidiary of J&J. The 3,636,363 shares reported as beneficially owned herein are directly beneficially owned by J&J Innovation. J&J may be deemed to indirectly beneficially own the securities that are directly beneficially owned by J&J Innovation. The J&J Reporting Persons report shared voting and dispositive power over the securities that are directly beneficially owned by J&J Innovation. The address of J&J is One Johnson & Johnson Plaza, New Brunswick, NJ 08901. The address of J&J Innovation is 410 George Street, New Brunswick, NJ 08901.
(3)Based on information contained in a Form 4 filed with the SEC on June 7, 2022, reporting beneficial ownership of 5AM Opportunities I, L.P. (“Opportunities I”), 5AM Opportunities I (GP), LLC (“Opportunities GP”), 5AM Partners V, LLC (“Partners V”), 5AM Ventures V, L.P. (“Ventures V”), Andrew J. Schwab and Scott M. Rocklage (collectively, the “5AM Reporting Persons”) and a Form 4 filed with the SEC on March 9, 2023 reporting beneficial ownership of Partners V, Ventures, Andrew J. Schwab and Scott M. Rocklage. Opportunities I is the beneficial owner of 1,251,755 shares and Ventures V is the beneficial owner of 2,378,969 shares. Opportunities GP is the general partner of Opportunities I and may be deemed to have sole voting and dispositive power over the shares held by Opportunities I. Mr. Schwab and Dr. Parmar are each a Managing Member of Opportunities GP and may be deemed to have shared voting and dispositive power over the shares held by Opportunities I. Partners V is the general partner of Ventures V and may be deemed to have sole voting and dispositive power over the shares held by Ventures V. Each of Mr. Schwab, Dr. Parmar and Dr. Rocklage is a Managing Member of Partners V and may be deemed to have shared voting and dispositive power over the shares held by Ventures V. Dr. Parmar, a member of our Board of Directors until October 2024, is a Managing Member at Opportunities GP and Partners V, and may be deemed to have shared voting and dispositive power over all shares held by the 5AM Reporting Persons. Mr. Schwab, Dr. Parmar, Dr. Rocklage, Partners V and Opportunities GP disclaims beneficial ownership over the shares held by Ventures V and Opportunities I, as applicable. The address of each of the 5AM Reporting Persons is 501 2nd Street, Suite 350, San Francisco, California 94107.
(4)Based on information contained in a Schedule 13G/A filed with the SEC on February 6, 2023 reporting beneficial ownership of New Leaf Ventures III, L.P. (“NLV-III”), New Leaf Venture Associates III, L.P. (“NLVA-III”), New Leaf Venture Management III, L.L.C. (“NLVM-III”), New Leaf Biopharma Opportunities II, L.P. (“NL BPO-II”), New Leaf BPO Associates II, L.P. (“NL BPOA-II”) and New Leaf BPO Management II, L.L.C. (“NL BPOM-II”), and Mr. Hunt and Vijay Lathi (together with NLV-III, NLVA-III, NKVM-III, NL BPO-II, NL BPOA-II, NL BPOM-II and Mr. Hunt, the “New Leaf Reporting Persons”). Each of NLV-III, NLVA-III and NLVM-III report shared voting and dispositive power over 2,147,757 shares. Each of NL BPO-II, NL BPOA-II and NL BPOM-II report shared voting and dispositive power over 1,153,846 shares. Each of Mr. Hunt and Mr. Lathi report shared voting and dispositive power over 3,301,603 shares. Mr. Hunt, a member of our Board of Directors, is a Managing Director at New Leaf Venture Partners, and may be deemed to have shared voting and dispositive power over all shares held by the New Leaf Reporting Persons. The address of each of NLV-III, NLVA-III, NLVM-III, NL BPO-II, NL BPOA-II, NL BPOM-II, Mr. Hunt and Mr. Lathi is 156 Fifth Avenue, Suite 820, New York, NY 10010.
(5)Based on information contained in a Schedule 13D/A filed with the SEC on January 18, 2022 reporting beneficial ownership of TPG GP A, LLC, David Bonderman, James G. Coulter and Jon Winkelried (collectively, the “TPG Reporting Persons”). The TPG Reporting Persons report shared voting and dispositive power over 3,028,414 shares. The address of each of the TPG Reporting Persons is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(6)Based on information contained in a Schedule 13D/A filed with the SEC on February 12, 2024 reporting beneficial ownership of Nan Fung Group Holdings Limited (“NFGHL”), NF Investment Holdings Limited (“NFIHL”), Nan Fung Life Sciences Holdings Limited (“Nan Fung Life Sciences”), Pivotal bioVenture Partners Fund I, L.P. (“Pivotal”), Pivotal bioVenture Partners Fund I G.P., L.P. (“Pivotal GP”), Pivotal bioVenture Partners Fund I U.G.P. Ltd. (the “Ultimate General Partner”), Pivotal Partners Ltd (“Pivotal Partners”), and Pivotal Life Sciences Holdings Limited (“Pivotal Life Sciences,” and together with Pivotal, Pivotal GP, Ultimate General Partner and Pivotal Partners, the “Pivotal Entities,” and together with NFGHL, NFIHL, Nan Fung Life Sciences,

Pivotal, Pivotal GP, the Ultimate General Partner and Pivotal Partners, the “Pivotal Reporting Persons”). The Pivotal Reporting Persons report shared voting and dispositive power over 2,404,644 shares. Dr. Hopfner, a member of our Board of Directors, is a General Partner at Pivotal bioVenture Partners, and may be deemed to have shared voting and dispositive power over all shares held by the Pivotal Reporting Persons. The address of each of the Pivotal Entities is 501 Second Street, Suite 200, San Francisco, CA 94107. The address of NFGHL is 23rd Floor, Nan Fung Tower, 88 Connaught Road Central and 173 Des Voeux Road Central, Central, Hong Kong. The address of NFIHL is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.
(7)Includes 419,939 shares issuable to Dr. Uden upon the exercise of options held directly by Dr. Uden that are exercisable within 60 days following March 31, 2025.
(8)Includes 58,870 shares issuable to Ms. Boudreau upon the exercise of options held directly by Ms. Boudreau that are exercisable within 60 days following March 31, 2025.
(9)Includes 56,255 shares issuable to Dr. Chung upon the exercise of options held directly by Dr. Chung that are exercisable within 60 days following March 31, 2025.
(10)Includes 89,635 shares issuable to Dr. Hopfner upon the exercise of options held directly by Dr. Hopfner that are exercisable within 60 days following March 31, 2025. See also Footnote 6
(11)Includes 129,830 shares issuable to Mr. Hunt upon the exercise of options held directly by Mr. Hunt that are exercisable within 60 days following March 31, 2025. See also Footnote 4.
(12)Includes 93,966 shares issuable to Dr. Liu upon the exercise of options held directly by Dr. Liu that are exercisable within 60 days following March 31, 2025.

(13)Consists of (i) 282,609 shares held directly by Dr. Mackay, (ii) 436,517 shares held directly by a limited liability company, of which Dr. Mackay is the managing member, and (iii) 422,535 shares issuable to Dr. Mackay upon the exercise of options held directly by Dr. Mackay that are exercisable within 60 days following March 31, 2025. Dr. Mackay has sole voting and dispositive power over such shares, and is deemed to be the beneficial owner of such shares.
(14)Includes 61,110 shares issuable to Ms. Nash upon the exercise of options held directly by Ms. Nash that are exercisable within 60 days following March 31, 2025.

(15)Includes 64,239 shares issuable to Ms. Soteropoulos upon the exercise of options held directly by Ms. Soteropoulos that are exercisable within 60 days following March 31, 2025.
(16)Includes 183,750 shares issuable to Mr. Lieber upon the exercise of options held directly by Mr. Lieber that are exercisable within 60 days following March 31, 2025.
(17)Includes 319,395 shares issuable to Dr. Ryder upon the exercise of options held directly by Dr. Ryder that are exercisable within 60 days following March 31, 2025.
(18)The beneficial ownership of all directors and executive officers.

MANAGEMENT AND CORPORATE GOVERNANCE
BOARD COMPOSITION AND STRUCTURE
Our certificate of incorporation states that the Board of Directors shall consist of not fewer than three and not more than fifteen members, and the precise number of directors shall be fixed by a resolution of the Board of Directors. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy in the Board of Directors, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office.
Our certificate of incorporation provides that the Board of Directors is divided into three classes of directors. Each of our directors identified below serves in the class indicated. Subject to any earlier death, resignation or removal in accordance with the terms of our restated certificate of incorporation and bylaws, our Class I directors who are re-elected at the 2025 Annual Meeting of stockholders will serve until the 2028 annual meeting of stockholders; our Class II directors will serve until the 2026 annual meeting of stockholders; and our Class III directors will serve until the 2027 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by the Board of Directors among the three classes.
It is the Board of Directors’ policy that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders. The Board of Directors believes that the directors should possess a combination of skills, professional experience and diversity of viewpoints necessary to oversee the Company’s business. Accordingly, the Board of Directors considers the qualifications of directors and director candidates individually and in the broader context of its overall composition and the Company’s current and future needs.
The Board of Directors is currently comprised of ten members. Below is a list of the names, ages as of April 3, 2025, and classification of the individuals who currently serve as our directors.

Name	Age	Director Since	Position and Class
Martin W. Mackay, Ph.D.	68	2018	Chairman (Class I)
Paula Soteropoulos	57	2020	Director (Class I)
Stephen Uden, M.D.	67	2023	Director (Class II - term will expire 2026); Chief Executive Officer
Helen M. Boudreau, M.B.A.	59	2020	Director (Class II - term will expire 2026)
Lucian Iancovici, M.D.	43	2020	Director (Class II - term will expire 2026)
Christine A. Nash, M.B.A.	52	2022	Director (Class II - term will expire 2026)
Wendy K. Chung M.D., Ph.D.	56	2022	Director (Class III - term will expire 2027)
Robert Hopfner, R.Ph., Ph.D., M.B.A.	52	2020	Director (Class III - term will expire 2027)
Ronald Hunt, M.B.A.	60	2018	Director (Class III - term will expire 2027)
Hui Liu, Ph.D., M.B.A.	52	2022	Director (Class III - term will expire 2027)
DIRECTOR BIOGRAPHIES

Information concerning our directors is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that led to the Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director.

Class I Directors (Standing for election at the Annual Meeting)

Martin W. Mackay, Ph.D., is a co-founder of Rallybio and Chairman of the Board of Directors. From January 2018 until August 2023, Dr. Mackay served as Chief Executive Officer and Chairman of the Board of Directors of Rallybio, and from August 2023 until December 2024 he served as Executive Chairman. From March 2013 to December 2017, Dr. Mackay served as the Executive Vice President and Global Head of Research & Development at Alexion Pharmaceuticals, Inc., and from July 2010 to January 2013, Dr. Mackay served as the President of Research & Development at AstraZeneca PLC. Prior to AstraZeneca, Dr. Mackay worked at Pfizer, Inc., for 15 years where he held positions of increasing responsibility, including president, head of pharmatherapeutics research and development. Dr. Mackay currently serves on the board of directors of Charles River Laboratories International, Inc., Novo Nordisk A/S and

SpringWorks Therapeutics, Inc. He previously served as a director of 5AM Acquisition Co. from October 2020 until April 2022. Dr. Mackay received a BSc First Class in microbiology from Heriot-Watt University and a Ph.D. in molecular genetics from the University of Edinburgh. We believe Dr. Mackay is qualified to serve on our Board of Directors because of his extensive experience serving on other boards and leading research and development organizations at both global pharmaceutical and biotechnology companies, which provides our Board of Directors with a valuable combination of expertise.

Paula Soteropoulos has served as a member of our Board of Directors since October 2020. Ms. Soteropoulos currently serves as Venture Partner with 5AM Venture Management, LLC. She previously served as Interim Chief Executive Officer of Ensoma, a private venture-backed company, from January 2023 until May 2024 and has been Chairman of the board of directors of Ensoma since October 2021. From January 2015 until September 2019, she served as Chief Executive Officer and President of Akcea Therapeutics, Inc. a biopharmaceutical company, where she was also a member of the board of directors. Prior to Akcea, Ms. Soteropoulos served as Senior Vice President and General Manager, Cardiometabolic Business and Strategic Alliances at Moderna Therapeutics Inc., and prior to Moderna, she served in various roles of increasing responsibility at Genzyme Corporation, including as Vice President and General Manager, Cardiovascular, Rare Diseases. Ms. Soteropoulos currently serves on the board of directors of Dianthus Therapeutics, Inc. and previously served on the Board of directors of uniQure N.V. Ms. Soteropoulos serves on advisory boards of Chiesi USA and Kyowa Kirin North America. Ms. Soteropoulos received both a B.S. in chemical and biochemical engineering and an M.S. in chemical and biochemical engineering from Tufts University, and holds an executive management certificate from the Darden Graduate School of Business at the University of Virginia. Ms. Soteropoulos serves on the Advisory Board for the Chemical and Biological Engineering Department of Tufts University. We believe Ms. Soteropoulos is qualified to serve on our Board of Directors because of her extensive experience in the biotechnology industry, her executive leadership experience and her service on the board of directors of other public and private biopharmaceutical companies.

CURRENT DIRECTORS NOT STANDING FOR ELECTION AT THE ANNUAL MEETING

Class II Directors (Term Expires at 2026 Annual Meeting)

Stephen Uden, M.D., is a co-founder of, and has been Chief Executive Officer and President, and a director of, Rallybio since August 2023. From January 2018 until August 2023, Dr. Uden served as President, Chief Operating Officer and Chief Scientific Officer of Rallybio. Previously, Dr. Uden served as Senior Vice President, Research at Alexion from June 2014 to October 2017. Prior to Alexion, Dr. Uden served in various leadership roles in the research organizations of Novartis (Japan), Wyeth (Japan), Neurogen and Pfizer. Dr. Uden received a BSc in biochemistry and an M.B., B.S. in medicine from the University of London. We believe Dr. Uden is qualified to serve on our Board of Directors because of his executive management experience and research and scientific expertise at global pharmaceutical and biotechnology companies.
Helen M. Boudreau, M.B.A., has served as a member of our Board of Directors since September 2020. Since February 2020, Ms. Boudreau has been Managing Director of Estuary Ventures LLC, providing board and advisory services. Previously, she served as Chief Financial Officer from July 2017 to June 2018 and as a board member from February 2016 to July 2017 of Proteostasis Therapeutics, Inc. From October 2014 to June 2017, Ms. Boudreau served as Chief Financial Officer of FORMA Therapeutics, Inc., and from September 2008 to September 2014, Ms. Boudreau served in senior finance roles at Novartis AG, including Chief Financial Officer Novartis Corporation US and Chief Financial Officer Global Oncology. Prior to Novartis, Ms. Boudreau served in roles of increasing responsibility in strategy and finance at Pfizer Inc. ("Pfizer") from April 1999 to September 2008, including Vice President Finance Customer Business Unit and Commercial Operations and Vice President Finance, Pfizer Global Research and Development. Earlier in her career, Ms. Boudreau worked at PepsiCo Inc. and YUM! Brands, Inc., McKinsey & Company and Bank of America Corporation. Ms. Boudreau currently serves as a board member of Premier, Inc., Shattuck Labs Inc. and Cara Therapeutics, Inc. Ms. Boudreau previously served on the board of directors of Evaxion Biotech A/S, Proteostasis Therapeutics, Inc. and Reunion Neuroscience Inc. Ms. Boudreau received a B.A. in Economics from the University of Maryland, where she graduated summa cum laude, and an M.B.A. from the Darden Graduate School of Business at the University of Virginia. Ms. Boudreau is Directorship CertifiedTM by the National Association of Corporate Directors ("NACD") and earned the CERT Certificate in Cybersecurity Oversight from Carnegie Mellon University Software Engineering Institute and NACD. We believe Ms. Boudreau is qualified to serve on our Board of Directors because of her financial expertise and extensive experience as an executive and director with biotechnology companies.

Lucian Iancovici, M.D., has served as a member of our Board of Directors since May 2020. Dr. Iancovici is currently a Partner of TPG, a private equity investment firm, where he has worked since January 2018. From September 2012 to October 2017, Dr. Iancovici served as the head of the Qualcomm Life Fund, a venture fund focused on investing in digital health technologies. From January 2015 to October 2017, Dr. Iancovici was a general partner at dRx Capital, a joint venture investment company launched by Novartis and Qualcomm. From 2011 to 2012, Dr. Iancovici was an associate at McKinsey & Company. Dr. Iancovici currently serves on the board of directors of Sionna Therapeutics, Inc., CeriBell, Inc. and on the boards of directors of several private companies. He is a board-certified internal medicine doctor, who trained at Columbia University Medical Center in New York prior to joining McKinsey & Company. Dr. Iancovici received his B.A. in economics and an M.D., both from Tufts University. We believe that Dr. Iancovici is qualified to serve on our Board of Directors because of his extensive experience in the venture capital industry, and his medical and scientific background and training.

Christine A. Nash, M.B.A., has served as a member of our Board of Directors since April 2022. Since April 2018, Ms. Nash has been a principal at Chatiemac Consulting, LLC, a firm that provides strategic and commercial planning guidance to biotechnology companies and investors focused on the development of medications for rare diseases. From September 2021 until September 2022, Ms. Nash served as Board Chair and senior advisor to the President and Chief Executive Officer of The CM Group, an integrated healthcare agency focused on providing scientific and commercialization strategies and services to life sciences companies, where she also served as a member of the Board of Directors from August 2019 until September 2022. From 2007 to 2015, Ms. Nash held positions of increasing responsibility at Hyperion Therapeutics, Inc., including as Senior Vice President and Chief Commercial Officer since May 2012. Prior to Hyperion, from 2004 to 2007, Ms. Nash held various positions of increasing responsibility within the commercial organization at CoTherix, Inc. Ms. Nash’s previous experience includes business development and product planning and management roles with Genesoft Pharmaceuticals Inc., Oncology Therapeutics Network, Eli Lilly and Company, and Imana, Inc. Ms. Nash received an M.B.A and a B.A. with Honors in Public Policy, both from Stanford University. We believe that Ms. Nash is qualified to serve on our Board of Directors because of her extensive operational and business experience in the pharmaceutical and biotechnology industries, including executive leadership, and her experience overseeing commercial organizations and product launches.

Class III Directors (Term Expires at 2027 Annual Meeting)

Wendy K. Chung, M.D., Ph.D., has served as a member of our Board of Directors since August 2022. Dr. Chung is an American Board of Medical Genetics certified clinical and molecular geneticist. Since July 2023, Dr. Chung has served as the Chair of the Department of Pediatrics at Boston Children’s Hospital and on the faculty of Harvard Medical School. From February 2014 until July 2023, she led the Precision Medicine Resource in the Irving Institute at Columbia University. From July 2017 until July 2023, Dr. Chung was the Kennedy Family Professor of Pediatrics and Medicine at Columbia University, and had been on the faculty of Columbia University since 2002. Dr. Chung received her B.A. in Biochemistry from Cornell University, her M.D. from Cornell University Medical College, and her Ph.D. in Genetics from The Rockefeller University. We believe that Dr. Chung is qualified to serve on our Board of Directors because of her extensive experience in medicine and research, and her service on other boards.

Robert Hopfner, R.Ph., Ph.D., M.B.A., has served as a member of our Board of Directors since March 2020. Since October 2017, Dr. Hopfner has served as a Managing Partner at Pivotal bioVenture Partners LLC, a venture capital firm. Prior to Pivotal, Dr. Hopfner served as a Principal at Bay City Capital LLC, a venture capital firm, from June 2007 to October 2009 and as a Managing Director and Partner from October 2009 to September 2017. Dr. Hopfner currently serves as a board member of Inozyme Pharma, Inc., and on the boards of directors of a number of private life sciences companies. Dr. Hopfner previously served on the board of directors of Vaxcyte, Inc. and Oculis Holding AG. Dr. Hopfner received a B.Sc. in Pharmacy and a Ph.D. in Pharmacology from the University of Saskatchewan and an M.B.A. from the University of Chicago. We believe Dr. Hopfner is qualified to serve on our Board of Directors because of his experience in advising public and private life sciences companies, as well as his research in the pharmaceutical field.

Ronald Hunt, M.B.A., has served as a member of our Board of Directors since 2018. Since 2005, Mr. Hunt has served as a Managing Director and Member of New Leaf Venture Partners, L.L.C., a venture capital firm. Previously, Mr. Hunt served at the Sprout Group, a venture capital firm and was a consultant with consulting firms Coopers & Lybrand Consulting and The Health Care Group, Inc. Mr. Hunt worked earlier in his career in various sales and marketing positions at Johnson & Johnson and SmithKline Beecham Pharmaceuticals PLC. Mr. Hunt currently serves as a director of Iterum Therapeutics, Ltd., a clinical-stage company, and on the boards of a number of private pharmaceutical and healthcare companies. Mr. Hunt previously served on the board of directors of Harpoon Therapeutics, Inc. Mr. Hunt received a B.S. from Cornell University and an M.B.A. from the Wharton School of the University of Pennsylvania. We believe Mr. Hunt is qualified to serve on our Board of Directors because of his investment experience, his experience in the pharmaceutical industry and service on the board of directors of other public and private biopharmaceutical and biotechnology companies.

Hui Liu, Ph.D., M.B.A., has served as a member of our Board of Directors since April 2022. Before his departure in July 2024, Dr. Liu was Chief Business Officer since December 2015 and Head of Merus U.S. since October 2018 of Merus N.V., a clinical-stage oncology company. From 2013 to 2015, Dr. Liu served as Vice President and Global Head, Business Development & Licensing, Oncology, and from 2009 to 2012 as Vice President and Global Head, Business Development & Licensing, Vaccines & Diagnostics, at Novartis AG. Prior to Novartis, Dr. Liu held positions of increasing responsibility in business development at Pfizer, Inc. from 2004 to 2009 and in the R&D organization at Pfizer and its predecessor company Warner-Lambert from 1997 to 2001. From 2001 to 2004, Dr. Liu was an investment banker at Goldman Sachs and Citigroup. Dr. Liu received a Ph.D. in molecular biology and an M.B.A. in finance from the University of Michigan and a B.S. in biology from Peking University. We believe that Dr. Liu is qualified to serve on our Board of

Directors because of his extensive operational and business experience in the pharmaceutical and biotechnology industries, including executive leadership, and his transactional experience.

Director Independence

Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent and that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the independent directors or by a nominating and corporate governance committee comprised solely of independent directors. Under the rules of the Nasdaq Stock Market, a director will only qualify as “independent” if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such person is “independent” as defined under Nasdaq Stock Market and the rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of our directors, with the exception of Drs. Mackay and Uden, is an “independent director” as defined under applicable rules of the Nasdaq Stock Market. In addition, all members of our Audit Committee satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and all members of our Compensation Committee satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act and are “non-employee directors” as defined in Section 16b-3 of the Exchange Act, and all members of the Nominating and Corporate Governance Committee are “independent” as defined under the applicable listing standards of Nasdaq. In making such determination, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Mackay is not independent under these rules because he is a former employee of the Company and is party to a consulting agreement with the Company. Dr. Uden is not an independent director under these rules because he is an employee of Rallybio.
Board Meetings and Attendance
The Board of Directors held 7 meetings during the year ended December 31, 2024. Each of the directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the year ended December 31, 2024 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee and excluding any meetings in which a director was an interested party).
While we do not have a formal policy regarding director attendance at the annual meeting of stockholders, we expect our Board members to prepare for, attend and participate in all Board and applicable committee meetings, including by means of remote communication. Seven of ten members of our Board of Directors attended the 2024 Annual Meeting.

Board of Directors Leadership Structure
Dr. Mackay serves as Chairman of the Board of Directors. From August 1, 2023 until December 31, 2024, Dr. Mackay served as Executive Chairman, and prior to August 1, 2023 served as Chief Executive Officer and Chairman.
In December 2023, the independent directors designated a Lead Director, which is a role that is similar to the role of an independent Chairman. Ms. Soteropoulos has served as Lead Director since December 2023. As set forth in Rallybio's Corporate Governance Guidelines, the Lead Director presides at meetings of the Board at which the Chairman, who is not currently independent, is not present, including executive sessions of our independent directors, serves as an independent point of contact for stockholders, and has other duties described in Rallybio's Corporate Governance Guidelines, which are available on our website.

The independent members of our Board of Directors have periodically reviewed our Board of Directors' leadership structure and have determined that the Company and our stockholders are well served with this structure. Dr. Mackay's former service as chief executive officer provides him with valuable insights into the Company's programs, operations, strategy and culture. In addition, Dr. Mackay serves on the board of directors of three public companies, and his corporate governance experience is incorporated into his leadership of our Board of Directors. Our Board of Directors believes that it is in the best interests of the Company for our Board of Directors to make a determination regarding whether or not to separate the roles of any chairperson and the Chief Executive Officer based on the then-current circumstances. Dr. Mackay has not served as Chief Executive Officer since August 2023.

The Board of Directors’ Role in Risk Oversight
The Board of Directors plays an important role in risk oversight at Rallybio. Management is responsible for day-to-day management of risks, while the Board of Directors, through direct decision-making authority with respect to significant matters, as well as through the oversight of management by the Board of Directors and its committees, is responsible for oversight of risk management. In particular, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board of Directors and its committees on topics relating to the risks that Rallybio faces, (2) the required approval by the Board of Directors (or a committee of the Board of Directors) of significant transactions and other decisions, (3) the direct oversight of specific areas of Rallybio’s business by the Audit, Compensation and Nominating and Corporate Governance Committees, and (4) regular periodic reports from the auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting. The Board of Directors relies on management to bring significant matters impacting Rallybio to the attention of the Board of Directors.
The committees of the Board of Directors play an important role in overseeing the management of the Company’s risks, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The appropriate Board committee or the Board of Directors discusses with management our significant risks, and the steps we take to manage risks. If a committee of the Board of Directors is responsible for evaluating and overseeing a particular risk, such as cybersecurity risks, which is overseen by the Audit Committee, the chair of the committee reports on the discussion to the Board of Directors, which enhances coordination of risk oversight among the committees and the Board of Directors.

Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for reviewing and discussing with management and Rallybio’s independent registered public accounting firm, Rallybio’s system of its critical accounting practices, and policies relating to risk assessment and management. As part of this process, the Audit Committee discusses Rallybio’s major financial risk exposures and steps that management has taken to monitor and control such exposure. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding accounting, internal accounting controls, auditing and compliance matters.

Because of the role of the Board of Directors and the Audit Committee in risk oversight, the Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to Rallybio’s operations. The Board of Directors acknowledges that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to the Company’s operations and believes its current leadership structure enables it to effectively provide oversight with respect to such risks.
BOARD COMMITTEES
The Board of Directors has a standing Audit, Compensation and Nominating and Corporate Governance Committee. Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is comprised solely of independent directors, and is described more fully below. Each committee operates pursuant to a written charter and each reviews and assesses the adequacy of its charter periodically. The charters for each committee are all available on our website (www.rallybio.com) under the “Investors” section.
The following table describes which directors currently serve on each of the Board of Directors’ committees.

Name	Nominating and Corporate Governance Committee		Compensation Committee		Audit Committee
Stephen Uden, M.D.
Martin W. Mackay, Ph.D. (1)
Helen M. Boudreau, M.B.A.					•	(2)
Wendy K. Chung, M.D., Ph.D.	•
Robert Hopfner, R.Ph., Ph.D., M.B.A.	•				•
Ronald Hunt, M.B.A.	•				•
Lucian Iancovici, M.D.			•
Hui Liu, Ph.D., M.B.A.					•
Christine A. Nash, M.B.A. (3)	•	(2)	•
Paula Soteropoulos (1)			•	(2)

(1)Nominated for re-election at the Annual Meeting of stockholders. See Proposal 1.
(2)Chair of the committee.

(3)Ms. Nash was appointed as a member and as Chair of the Nominating and Corporate Governance Committee in March 2025.

Audit Committee

Our Audit Committee is composed of Helen M. Boudreau, M.B.A., Rob Hopfner, R.Ph., Ph.D., M.B.A., Ronald Hunt, M.B.A., and Hui Liu, Ph.D., M.B.A., with Ms. Boudreau serving as Chair of the committee. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. The Board of Directors has determined that Ms. Boudreau is an “audit committee financial expert” within the meaning of the SEC, regulations and applicable listing standards of Nasdaq. The Audit Committee’s responsibilities include:
•appointing, approving the compensation of, and evaluating the qualifications, performance and independence of, our independent registered public accounting firm;
•overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•pre-approving all audit and permitted non-audit services to be performed by our independent registered public accounting firm;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, including earnings releases;
•discussing with our independent registered public accounting firm critical audit matters and related disclosures;
•reviewing and discussing with management and our independent registered public accounting firm any material issues regarding accounting principles and financial statement presentations;
•reviewing disclosures about any significant deficiencies or material weaknesses in our internal controls, including disclosures in our annual and quarterly reports;
•coordinating our Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures, code of business conduct and ethics, procedures for complaints and legal and regulatory matters;
•discussing our risk management policies with management;
•reviewing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•meeting independently with our independent registered public accounting firm and management;
•reviewing and approving any related person transactions, in accordance with Company policy;
•overseeing our guidelines and policies governing risk assessment and risk management;
•overseeing the integrity of our information technology systems, process and data;
•preparing the audit committee report required by SEC rules;
•reviewing and assessing, at least annually, the adequacy of the Audit Committee’s charter; and
•performing, at least annually, an evaluation of the performance of the Audit Committee.
During the year ended December 31, 2024, the Audit Committee met 4 times. The report of the Audit Committee is included in this proxy statement under “Audit Committee Report.”
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Wendy K. Chung, M.D., Ph.D., Rob Hopfner, R.Ph., Ph.D., M.B.A., Ronald Hunt, M.B.A. and Christine Nash, M.B.A., with Ms. Nash serving as Chair of the committee. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of Nasdaq. The Nominating and Corporate Governance Committee’s responsibilities include:
•identifying individuals qualified to become members of our Board of Directors consistent with criteria approved by the board and receiving nominations for such qualified individuals;
•recommending to our Board of Directors the persons to be nominated for election as directors and to each committee of the board;
•considering and, if appropriate, establishing a policy under which our stockholders may recommend a candidate to the Nominating and Corporate Governance Committee for consideration for nomination as a director;
•reviewing and recommending committee slates on an annual basis;
•recommending to our Board of Directors qualified candidates to fill vacancies on our Board of Directors;
•developing and recommending to our Board of Directors a set of corporate governance principles applicable to us and reviewing the principles on at least an annual basis;
•reviewing and making recommendations to our board with respect to our board leadership structure and board committee structure;
•reviewing our policies and program with respect to significant issues of corporate public responsibility;
•making recommendations to our Board of Directors processes for annual evaluations of the performance of our Board of Directors and committees of our Board of Directors;
•overseeing the process for annual evaluations of our Board of Directors and committees of our Board of Directors;
•reviewing and reporting to our Board of Directors any actual or potential conflicts of interest of members of our Board of Directors;
•providing new director orientation and continuing education for existing directors on a periodic basis;
•overseeing plans for director succession;
•reviewing and assessing, at least annually, the adequacy of the Nominating and Corporate Governance Committee’s charter;
•reviewing and overseeing the Company’s initiatives regarding environmental, social and governance matters, including related risks and opportunities, and the Company’s public disclosure with respect to such matters; and
•performing, on an annual basis, an evaluation of the performance of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board of Directors criteria for membership on the Board of Directors. During the year ended December 31, 2024, the Nominating and Corporate Governance Committee met 1 time.
Compensation Committee
Our Compensation Committee is composed of Lucian Iancovici, M.D., Christine A. Nash, M.B.A. and Paula Soteropoulos, with Ms. Soteropoulos serving as Chair of the committee. The Board of Directors has determined that each member of the Compensation Committee is “independent” as defined under the applicable listing standards of Nasdaq and meets the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Compensation Committee’s responsibilities include:
•reviewing our overall management compensation strategy, including base salary, incentive compensation and equity-based grants;
•reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers;
•recommending to our Board of Directors the compensation of our chief executive officer and other executive officers;
•reviewing and making recommendations to the Board of Directors with respect to non-employee director compensation;
•reviewing and administering our cash and equity incentive plans;
•reviewing, considering and selecting, to the extent determined to be advisable, a peer group of appropriate companies for purposes of benchmarking and analysis of compensation for our executive officers and non-employee directors;
•recommending to our Board of Directors any stock ownership guidelines for our executive officers and non-employee directors;
•retaining, appointing or obtaining advice of a compensation consultant, legal counsel or other advisor and determining the compensation and independence of such consultant or advisor;
•preparing, if required, the compensation committee report on executive compensation for inclusion in our annual report on Form 10-K and our annual proxy statement in accordance with SEC proxy and disclosure rules;
•monitoring our compliance with the requirements of Sarbanes-Oxley relating to loans to directors and officers;
•overseeing our compliance with applicable SEC rules regarding stockholder approval of certain executive compensation matters;
•reviewing and approving all employment contracts and other compensation, severance and change-in-control arrangements for our executive officers;
•establishing and periodically reviewing policies and procedures with respect to perquisites as they relate to our executive officers;
•reviewing the risks associated with our compensation policies and practices;
•overseeing and presenting to our Board of Directors management’s plans for succession to senior management positions based on guidelines developed and recommended by the Compensation Committee to the full Board of Directors;
•reviewing the Company’s strategies, initiatives and programs with respect to the Company’s management of human capital resources;
•reviewing and assessing, at least annually, the adequacy of the Compensation Committee’s charter; and
•performing, on an annual basis, an evaluation of the performance of the Compensation Committee.
Pursuant to its charter, the Compensation Committee has the authority to delegate any of its responsibilities to subcommittees and has the authority to delegate to the Chief Executive Officer the determination of compensation to employees other than executive officers under approved compensation programs to the maximum extent permitted by applicable law. During the year ended December 31, 2024, the Compensation Committee met 5 times.

Compensation Consultant
The Compensation Committee has engaged Pearl Meyer & Partners, LLC ("Pearl Meyer"), as its independent compensation consultant. Pearl Meyer provides analysis and recommendations to the Compensation Committee regarding:
•trends and emerging topics with respect to executive compensation;
•compensation programs for our executive officers, directors and employees; and
•stock utilization and related metrics.
When requested, Pearl Meyer consultants attend meetings of the Compensation Committee, including executive sessions in which executive compensation-related matters are discussed without the presence of management. Pearl Meyer reports to the Compensation Committee and not to management, although Pearl Meyer meets with management for purposes of gathering information for its analyses and recommendations.
In determining to engage Pearl Meyer, the Compensation Committee considered the independence of Pearl Meyer, taking into consideration relevant factors, including the absence of other services provided to the Company by Pearl Meyer, the amount of fees the Company paid to Pearl Meyer as a percentage of Pearl Meyer’s total revenue, the policies and procedures of Pearl Meyer that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Pearl Meyer with any executive officer of the Company, any business or personal relationship the individual compensation advisors employed by Pearl Meyer have with any member of the Compensation Committee, and any stock of the Company owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. The Compensation Committee has determined, based on its analysis and in light of all relevant factors, including the factors listed above, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Compensation Committee has not created any conflicts of interest, and that Pearl Meyer is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Exchange Act.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics for our directors, officers and employees, including our Chief Executive Officer and President and our Chief Financial Officer. A copy of our Code of Business Conduct and Ethics may be accessed free of charge by visiting our website at www.rallybio.com and going to the “Governance” tab under the “Investors” section, or by requesting a copy in writing from our Secretary at our New Haven, Connecticut office. We intend to post on our website any amendment to, or waiver under, a provision of the Code of Business Conduct and Ethics that applies to our directors and certain of our executive officers within four business days following the date of such amendment or waiver.
Environmental, Social and Governance
We endeavor to develop and continuously execute on a scalable strategy that enables the Company to foster its culture and values, create positive social and environmental outcomes, and enhance our business. The Nominating and Corporate Governance Committee has been delegated oversight for such activities by the Board of Directors. The Company seeks to integrate such considerations into its business in a manner that enhances long-term performance and value for stakeholders.
EXECUTIVE OFFICERS
Below is a list of the names, ages and positions, and a brief account of the business experience of the individuals who serve as our executive officers as of March 31, 2025.

Name	Age	Position
Stephen Uden, M.D.	67	President, Chief Executive Officer; Director
Jonathan I. Lieber, M.B.A.	55	Chief Financial Officer and Treasurer
Steven Ryder, M.D.	74	Chief Medical Officer

EXECUTIVE OFFICER BIOGRAPHIES
Stephen Uden, M.D.'s, biography is included under “Director Biographies” above.

Jonathan I. Lieber, M.B.A., has been Chief Financial Officer and Treasurer of Rallybio since February 2023. Previously, Mr. Lieber, served as the Chief Financial Officer of Applied Genetic Technologies Corporation, a publicly-traded clinical-stage biotechnology company, from September 2021 until November 2022. From December 2018 until September 2021, Mr. Lieber was a Managing Director at Danforth Advisors, a firm providing strategic and operational finance and accounting for life science companies. From July 2015 until December 2018, Mr. Lieber served as Chief Financial Officer of Histogenics Corporation, a publicly traded cell therapy company. Mr. Lieber also served as the Chief Financial Officer of Metamark Genetics, Inc., Repligen Corporation, Xcellerex, Inc., and Altus Pharmaceuticals. Mr. Lieber began his career in healthcare as an investment banker at Salomon Brothers / Salomon Smith Barney and SG Cowen. He has been a member of the board of directors of Salarius Pharmaceuticals, Inc. (Nasdaq: SLRX) since June 2020 and Zola Pharmaceuticals (private) since February 2024. Mr. Lieber received a B.S. in business administration and finance from Boston University and an M.B.A. in finance from New York University’s Leonard N. Stern School of Business.
Steven Ryder, M.D., has been Chief Medical Officer of Rallybio since January 2019. Previously, Dr. Ryder served as Chief Development Officer at Alexion from July 2013 to December 2018. From April 2008 to April 2013, Dr. Ryder served as President of Astellas Pharma Global Development at Astellas Pharma Inc. ("Astellas"). Prior to joining Astellas, Dr. Ryder worked at Pfizer for 21 years where he held positions of increasing responsibility, including head of worldwide clinical development. Dr. Ryder has been a member of the Board of Directors of MBX Biosciences, Inc. since January 2024 and previously served on the board of directors of Reata Pharmaceuticals, Inc. from July 2022 until September 2023. Dr. Ryder received an M.D. from the Icahn School of Medicine at Mount Sinai.

EXECUTIVE AND DIRECTOR COMPENSATION
This section provides an overview of the compensation awarded to, earned by, or paid to our principal executive officer and our three most highly compensated executive officers listed below in respect of their service to us for the fiscal year ended December 31, 2024. We refer to these individuals as our named executive officers. Our named executive officers are:
•Stephen Uden, M.D., Chief Executive Officer and President;

•Martin W. Mackay, Ph.D., Chairman and former Executive Chairman (through December 31, 2024);

•Jonathan I. Lieber, M.B.A., Chief Financial Officer and Treasurer; and

•Steven Ryder, M.D., Chief Medical Officer.

From August 1, 2023 until December 31, 2024, Dr. Mackay served as Executive Chairman. Dr. Mackay currently serves as a director and Chairman of the Board of Directors.

Summary compensation table

The following table sets forth the compensation awarded to, earned by, or paid to our named executive officers in respect of their service to us for the fiscal years ended December 31, 2024 and December 31, 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total
Stephen Uden, M.D.(4)	2024	551,200	—		314,626	248,040	13,800	1,127,666
Chief Executive Officer and President	2023	530,000	—		1,054,934	166,950	13,200	1,765,084
Martin W. Mackay, Ph.D.(5)	2024	551,200	—		314,626	223,236	13,800	1,102,862
Chairman, former Executive Chairman	2023	530,000	—		1,054,934	166,950	13,200	1,765,084
Jonathan I. Lieber, M.B.A.(6)	2024	478,400	—		174,792	172,224	13,800	839,216
Chief Financial Officer and Treasurer	2023	422,667	100,000	(7)	1,245,096	118,067	13,200	1,899,030
Steven Ryder, M.D.	2024	531,227	—		174,792	191,242	13,800	911,061
Chief Medical Officer	2023	510,796	—		586,622	143,023	13,200	1,253,641
(1)The amounts shown in the "Option Awards" column represent the aggregate grant date fair value of options to purchase shares of our common stock granted to our named executive officers in fiscal years 2024 and 2023, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to value the options for this purpose are set forth in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(2)The amounts shown in the "Nonequity Incentive Plan Compensation" column represent annual bonuses earned with respect to fiscal years 2024 and 2023 under our annual bonus program as described below under “Annual incentive bonuses.”

(3)The amounts shown in the "All Other Compensation" column for fiscal years 2024 and 2023 reflect 401(k) plan matching contributions, described below under “Employee and retirement benefits.”

(4)Dr. Uden served as President, Chief Operating Officer and Chief Scientific Officer from January 2018 until August 1, 2023. On August 1, 2023, Dr. Uden was appointed Chief Executive Officer and President and entered into a second amended and restated employment agreement with us on such date, described below under "Narrative disclosure to summary compensation table."

(5)Dr. Mackay served as Chief Executive Officer from January 2018 until August 1, 2023. On August 1, 2023, Dr. Mackay was appointed Executive Chairman and entered into a second amended and restated employment agreement with us on such date, described below under "Narrative disclosure to summary compensation table." Dr. Mackay's service as Executive Chairman ended, and his employment agreement terminated, on December 31, 2024. Dr. Mackay continues to serve as Chairman of the Board of Directors.
(6)Mr. Lieber joined the Company and was appointed Chief Financial Officer and Treasurer on February 1, 2023. The amount shown in the "Salary" column for fiscal year 2023 represents the pro rated base salary paid to Mr. Lieber while he was employed by the Company during 2023.
(7)The amount shown in the "Bonus" column for fiscal year 2023 relates to a sign-on bonus Mr. Lieber received in connection with his commencement of employment.

Narrative disclosure to summary compensation table
Overview
The Compensation Committee of our Board of Directors is responsible for determining the compensation of our named executive officers. Drs. Mackay and Uden are our founders and, since our inception, have received the same levels and types of compensation. At the time of the CEO transition and appointment of Dr. Mackay as Executive Chairman in August 2023, the Compensation Committee and the Board of Directors reviewed the compensation of Dr. Mackay and Dr. Uden. The Compensation Committee and the Board reviewed and considered the anticipated responsibilities of the Executive Chairman role and the appropriate level of compensation associated with such role. It was determined that in light of their expected responsibilities, the compensation of each of Dr. Mackay and Dr. Uden would not change at the time of the transition. In February 2024, the Compensation Committee and the Board of Directors reviewed the compensation and responsibilities of the Executive Chairman and determined at that time that Drs. Mackay and Uden would continue to receive the same levels and types of compensation. In May 2024, the Compensation Committee reviewed Dr. Uden's compensation to differentiate his compensation from Dr. Mackay's compensation and recommended, and the Board of Directors approved, an increase of Dr. Uden's fiscal year 2024 target bonus amount to 50% of his annual base salary. Effective December 31, 2024, Dr. Mackay resigned his Executive Chairman role and his employment with the Company. He remains Chairman of the Board and is also engaged to provide consulting services to us, as described below.
The Compensation Committee has engaged Pearl Meyer, an independent compensation consulting firm, to assist it in evaluating the Company’s executive and director compensation practices, including program design, identification of an appropriate peer group for compensation comparison purposes and providing pay benchmarking data. The Compensation Committee has assessed the independence of Pearl Meyer from management and, on the basis of that assessment and taking into consideration the independence factors that are required to be considered under applicable stock exchange rules, determined that no relationships exist that would create a conflict of interest or that would compromise Pearl Meyer’s independence.
Agreements with our named executive officers
In August 2023, Dr. Uden entered into a second amended and restated employment agreement with the Company and our operating company subsidiary, Rallybio, LLC, which sets forth the terms and conditions of Dr. Uden's continued employment with us.

In connection with his appointment as Executive Chairman in August 2023, Dr. Mackay entered into a second amended and restated employment agreement with the Company and Rallybio, LLC, which set forth the terms and conditions of Dr. Mackay's continued employment with us. Dr. Mackay's employment agreement terminated on December 31, 2024 in connection with Dr. Mackay's resignation as Executive Chairman. No severance was paid to Dr. Mackay under his then existing employment agreement. Dr. Mackay continues to serve as Chairman of the Board of Directors. In connection with his resignation as Executive Chairman, Dr. Mackay entered into a consulting agreement with the Company and Rallybio, LLC, effective January 1, 2025. The consulting agreement provides that Dr. Mackay will serve as a consultant to Rallybio from January 1, 2025 until January 1, 2026. The consulting period may be extended upon mutual agreement. The consulting agreement may be terminated by either Rallybio or Dr. Mackay with sixty days' advance notice at any time. During the consulting period, Dr. Mackay will be an independent contractor and receive a consulting fee of $18,750 per month. Dr. Mackay's equity awards will continue to vest in accordance with their existing terms due to his continuing service. The consulting agreement provides that in the event of a Change in Control (as defined in the consulting agreement), Dr. Mackay's equity awards, the vesting of which is based only on the passage of time, which were outstanding as of December 31, 2024 will vest in full upon the consummation of a Change in Control, subject to Dr. Mackay's continued service relationship with us through the date of such Change in Control.

At the time of his commencement of employment, Mr. Lieber entered into an employment agreement with the Company and Rallybio, LLC, which sets forth the terms and conditions of Mr. Lieber's employment with us.

Dr. Ryder is not party to an employment agreement with the Company or Rallybio, LLC.

The material terms of the agreements are described below. The terms “cause,” “good reason” and “change in control” referred to below are defined in the respective named executive officer’s agreement.
The employment agreements for Dr. Uden and Mr. Lieber provide for an initial annual base salary, subject to review for increase by our Board of Directors or the Compensation Committee. The employment agreement for Dr. Mackay provided for an initial annual base salary, subject to review for adjustment (increase or decrease) by our Board of Directors or the Compensation Committee. Each employment agreement also provides (or in the case of Dr. Mackay, provided) for a target annual bonus as a percentage of annual base salary, with the actual amount of the bonus payable based upon the achievement of performance goals as determined by our Board of Directors or the Compensation Committee.

Annual base salary
Effective January 1, 2024, the annual base salaries of Drs. Mackay and Uden were increased from $530,000 to $551,200. The Compensation Committee reviewed pay benchmarking data for the Company's peer group and for the positions held by Drs. Mackay and Uden. Since Rallybio’s inception, Dr. Mackay and Uden received the same compensation, including the same base salary, based on a blended rate based on their respective positions after a review of the benchmarking data. For 2024 base salaries, the Compensation Committee recommended, and the Board of Directors approved, the same annual base salary of $551,200 for each of Dr. Mackay and Dr. Uden.

Effective January 1, 2024, the annual base salary of Mr. Lieber was increased from $460,000 to $478,400, and the annual base salary of Dr. Ryder was increased from $510,796 to $531,227. The Compensation Committee reviewed pay benchmarking data for the Company's peer group and for the positions held by Mr. Lieber and Dr. Ryder. The Compensation Committee recommended, and the Board of Directors approved, Mr. Lieber's and Dr. Ryder's 2024 base salary of $478,400 and $531,227, respectively.

Annual incentive bonuses

With respect to fiscal year 2024, each of our named executive officers was eligible to receive an annual bonus. In February 2024, the Compensation Committee recommended and the Board of Directors approved a target bonus amount for each of Drs. Mackay and Uden of 45% of the named executive officer’s annual base salary for fiscal year 2024. In May 2024, the Compensation Committee recommended and the Board of Directors approved an increase of Dr. Uden's fiscal year 2024 target bonus amount to 50% of his annual base salary. For fiscal year 2024, the target bonus amount for each of Mr. Lieber and Dr. Ryder was 40% of the named executive officer's annual base salary. Annual bonuses for fiscal year 2024 for our named executive officers were based on the attainment of pre-established corporate objectives as determined by the Compensation Committee and the Board of Directors, including those related to executing the Company’s portfolio, including initiating a Phase 2 clinical trial for RLYB212, financing the Company’s operations, advancing the Company’s pipeline and executing on its preclinical and clinical plans, and building a world-class team and company culture. Following the end of fiscal year 2024, the Compensation Committee and the Board of Directors reviewed the Company’s performance against these goals and determined that the performance goals for the named executive officers were achieved at 90% of target and Dr. Uden earned a bonus of $248,040, Dr. Mackay earned a bonus of $223,236, Mr. Lieber earned a bonus of $172,224 and Dr. Ryder earned a bonus of $191,242.

Severance upon termination of employment; change in control; restrictive covenants.
Employment Agreements for Dr. Uden and Mr. Lieber. Each of Dr. Uden and Mr. Lieber is entitled to severance payments and benefits in connection with certain qualifying terminations of employment under his respective employment agreement. If the executive officer’s employment is terminated by us without cause, or by him for good reason, or as a result of our non-extension of the employment term, he will be entitled to receive (i) any earned and payable, but unpaid, prior year annual bonus (or current year bonus if the termination occurs on the last day of the calendar year), (ii) continued payment of his annual base salary for a period of 12 months following termination and (iii) subject to his timely election of COBRA coverage, payment of a monthly amount equal to the monthly health premiums paid by us on behalf of the executive officer and his eligible dependents immediately prior to termination for 12 months following termination (or, if earlier, until such time as the executive officer ceases to be eligible for COBRA coverage or obtains health coverage from another employer). If the executive officer’s employment is terminated by reason of his death or disability, he will be entitled to receive (i) any earned and payable, but unpaid, prior year annual bonus (or current year bonus if the termination occurs on the last day of the calendar year) and (ii) continued payment of his annual base salary for a period of six months following termination.
If the executive officer’s employment is terminated by us without cause or by him for good reason, or as a result of our non-extension of the employment term, in each case within the 12-month period following a change in control, in lieu of the severance payments and benefits described above, he will be entitled to receive (i) any earned and payable, but unpaid, prior year annual bonus (or current year bonus if the termination occurs on the last day of the calendar year), (ii) an amount equal to 1.5 times the sum of the executive officer’s annual base salary and target annual bonus, payable over 18 months following termination, (iii) subject to his timely election of COBRA coverage, payment of a monthly amount equal to the monthly health premiums paid by us on behalf of the executive officer and his eligible dependents immediately prior to termination for 18 months following termination (or, if earlier, until such time as the executive officer ceases to be eligible for COBRA coverage or obtains health coverage from another employer), and (iv) in the case of Mr. Lieber, full vesting of any outstanding and unvested equity awards, the vesting of which is based only on the passage of time, held by Mr. Lieber as of the date of termination. With respect to Dr. Uden, under his second amended and restated employment agreement, any outstanding and unvested equity awards, the vesting of which is based only on the passage of time, held by him as of a change in control will vest in full upon the consummation of the change in control, subject to Dr. Uden's continued employment with us through the date of such change in control.

Employment Agreement for Dr. Mackay. Dr. Mackay had been entitled to substantially similar severance benefits under his second amended and restated employment agreement prior to its termination on December 31, 2024.

Severance Subject to Release of Claims. Our obligation to provide a named executive officer with severance payments and other benefits under his respective employment agreement is conditioned on the executive officer signing a release of claims in favor of us.
Restrictive Covenants. Under their respective employment agreements, each of the named executive officers has agreed not to compete with us during his employment and for one year following his termination of employment or solicit our customers, employees, representatives, agents, vendors, joint venturers or licensors during his employment and for one year following his termination of employment. In addition, each named executive officer has agreed to a perpetual non-disparagement covenant. Each of the named executive officers is also party to a Confidential Information and Invention Assignment Agreement under which each named executive officer has agreed to a perpetual confidentiality covenant and an assignment of intellectual property covenant.
Employee and retirement benefits
We currently provide broad-based health and welfare benefits that are available to all of our employees, including our named executive officers, including health, life and AD&D, disability, vision and dental insurance. We maintain a tax-qualified retirement plan ("401(k) Plan"), for our full-time employees, including our named executive officers. The 401(k) Plan provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual limits provided for in the Internal Revenue Code (the "Code"). We make matching contributions into the 401(k) Plan on behalf of participants, equal to up to 3% of eligible compensation. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. Our 401(k) Plan is intended to be qualified under Section 401(a) of the Code with our 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to our 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from our 401(k) Plan.
Insider Trading Policy

The Company adopted an insider trading policy in connection with the Company's initial public offering in August 2021. The insider trading policy prohibits our officers, directors, and employees from purchasing or selling the Company's securities while in possession of material, nonpublic information, prohibits any hedging, short sales or pledging transactions with respect to the Company’s securities by directors, officers and all employees, and includes requirements regarding Rule 10b5-1 plans. In addition, it is the Company's policy to comply with all applicable securities laws when transacting in its own securities.
Clawback

In accordance with the requirements of the Dodd-Frank Act, SEC rules and Nasdaq listing standards, we maintain a clawback policy that requires recoupment of erroneously-awarded incentive compensation received by current or former executive officers in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under applicable securities laws.

Equity compensation
In fiscal year 2024, Drs. Mackay and Uden were granted an option to purchase 216,000 shares of our common stock under the Rallybio Corporation 2021 Equity Incentive Plan (the "2021 Plan"), which vests in 48 equal installments over four years. In fiscal year 2024, Mr. Lieber and Dr. Ryder were granted an option to purchase 120,000 shares of our common stock under the 2021 Plan, which vests in 48 equal installments over four years. In each case, vesting is generally subject to the named executive officer’s continued employment with us through the applicable vesting date.

The Compensation Committee generally grants options annually to executives and seeks to make such grants on or around the same date each year. Throughout the year, option awards may be made to new hires or in connection with promotions or other changes in employment. The Compensation Committee does not grant equity-based awards in anticipation of the release of material nonpublic information and does not time the disclosure of material nonpublic information for purposes of affecting the value of executive compensation. In addition, during 2024, we did not grant options to any named executive officer during the four business days prior to or the one business day following the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

Outstanding equity awards at December 31, 2024
The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2024:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)
Steve Uden, M.D.	136,666	23,334	13.00	7/28/2031	(2)
	43,916	18,084	15.04	2/7/2032	(3)
	98,083	115,917	6.50	2/6/2033	(4)
	45,000	171,000	1.86	2/15/2034	(5)
						5,680	(6)	5,453
Martin W. Mackay, Ph.D.	136,666	23,334	13.00	7/28/2031	(2)
	43,916	18,084	15.04	2/7/2032	(3)
	98,083	115,917	6.50	2/6/2033	(4)
	45,000	171,000	1.86	2/15/2034	(5)
						5,680	(6)	5,453
Jonathan I. Lieber M.B.A.	110,000	130,000	6.81	2/1/2033	(7)
	25,000	95,000	1.86	2/15/2034	(8)
Steven Ryder, M.D.	136,666	23,334	13.00	7/28/2031	(2)
	43,916	18,084	15.04	2/7/2032	(3)
	54,541	64,459	6.50	2/6/2033	(9)
	25,000	95,000	1.86	2/15/2034	(8)
						2,110	(10)	2,026

(1)Amounts determined based on the fair market value of our common stock of $0.96 per share, which was the closing price of a share of our common stock on December 31, 2024, the last trading day of the fiscal year, as reported on the Nasdaq Global Select Market.
(2)Represents an option to purchase 160,000 shares of our common stock, granted on July 28, 2021, which vested as to 25% of the underlying shares on July 28, 2022. The remaining 75% of the underlying shares vest in 36 equal monthly installments thereafter, generally subject to the named executive officer’s continued employment or service with us through the applicable vesting date.
(3)Represents an option to purchase 62,000 shares of our common stock, granted on February 7, 2022, which vests in 48 equal monthly installments, generally subject to the named executive officer’s continued employment or service with us through the applicable vesting date.
(4)Represents an option to purchase 214,000 shares of our common stock, granted on February 6, 2023, which vests in 48 equal monthly installments, generally subject to the named executive officer’s continued employment or service with us through the applicable vesting date.

(5)Represents an option to purchase 216,000 shares of our common stock, granted on February 15, 2024, which vests in 48 equal monthly installments, generally subject to the named executive officer’s continued employment or service with us through the applicable vesting date.

(6)Represents restricted shares of our common stock that were received by the named executive officer in respect of the unvested restricted common units and incentive units that they held at the time of our initial public offering. In connection with the liquidation of Rallybio Holdings LLC ("Holdings LLC") and the distribution of the capital stock of Rallybio Corporation to the unitholders of Holdings LLC in connection with our initial public offering, all vested and unvested common units and incentive units, including those held by the named executive officer, were canceled and shares of our common stock were distributed in respect of such units. The named executive officer received unrestricted shares of our common stock in respect of any vested common units and incentive units that he held that were so canceled and received restricted shares of our common stock under the 2021 Plan in respect of any unvested restricted common units and incentive units that he held that were so canceled. The restricted shares of our common stock are subject to the same vesting conditions as the unvested restricted common units and incentive units that they held at the time of liquidation. Amounts represent restricted shares of our common stock that were received by the named executive officer in respect of the following historical awards of Holdings LLC that were cancelled:
a.An award of 2,255,000 incentive units of Holdings LLC granted on January 20, 2021 under the Rallybio Holdings, LLC 2018 Share Plan (the "2018 Share Plan"), as adjusted to reflect a conversion into restricted shares of our common stock in connection with our initial public offering. The grant vested as to 25% of the award on January 1, 2022 and vests as to the remaining 75% of the award in 36 equal monthly installments thereafter, generally subject to the named executive officer’s continued employment or service with us through the applicable vesting date.
(7)Represents an option to purchase 240,000 shares of our common stock, granted on February 1, 2023, which vested as to 25% of the underlying shares of common stock on February 1, 2024 and vests as to the remaining 75% of the underlying shares of common stock in 36 equal monthly installments thereafter, generally subject to the named executive officer's continued employment with us through the applicable vesting date.
(8)Represents an option to purchase 120,000 shares of our common stock, granted on February 15, 2024, which vests in 48 equal monthly installments, generally subject to the named executive officer’s continued employment with us through the applicable vesting date.

(9)Represents an option to purchase 119,000 shares of our common stock, granted on February 6, 2023, which vests in 48 equal monthly installments, generally subject to the named executive officer’s continued employment with us through the applicable vesting date.
(10)Represents restricted shares of our common stock that were received by Dr. Ryder in respect of the unvested restricted common units and incentive units that he held at the time of our initial public offering and described in the first paragraph of footnote 6. The restricted shares of our common stock reported for Dr. Ryder are subject to the same vesting conditions as the unvested restricted common units and incentive units that such securities held at the time of liquidation of Holdings LLC. Amounts represent restricted shares of our common stock that were received by Dr. Ryder in respect of the following historical awards of Holdings LLC that were cancelled:
a.An award of 830,000 incentive units of Holdings LLC granted on January 20, 2021 under the 2018 Plan, as adjusted to reflect a conversion into restricted shares of our common stock in connection with our initial public offering. The grant vested as to 25% of the award on January 1, 2022 and vests as to the remaining 75% of the award in 36 equal monthly installments thereafter, generally subject to Dr. Ryder's continued employment with us through the applicable vesting date.

Director compensation
The following table sets forth the compensation awarded to, earned by or paid to our non-employee directors during the fiscal year ended December 31, 2024. Drs. Mackay and Uden did not receive compensation for their service as a director in 2024. Their compensation for 2024 is included in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)(1)		Option Awards ($)(2)	Total ($)
Helen M. Boudreau, M.B.A.	55,000		23,981	78,981
Wendy Chung, M.D., Ph.D.	44,000		23,981	67,981
Robert Hopfner, R.Ph., Ph.D., M.B.A.	51,500		23,981	75,481
Ronald Hunt, M.B.A.	51,500	(3)	23,981	75,481
Lucian Iancovici, M.D.(4)	—		—	—
Hui Liu Ph.D., M.B.A.	47,500		23,981	71,481
Christine A. Nash, M.B.A.	45,000		23,981	68,981
Kush M. Parmar, M.D., Ph.D.(5)	48,000	(3)	23,981	71,981
Paula Soteropoulos	70,000		23,981	93,981

(1)The amounts reported in this column represent cash fees earned in fiscal year 2024, including amounts that the non-employee directors elected to receive in the form of an option to purchase shares of our common stock as noted by footnote 3. Non-employee directors may elect to receive their annual cash retainer in the form of an option to purchase shares of our common stock, which vests in 12 equal monthly installments, on the last day of each month during such calendar year, subject to the director’s continued service on our Board of Directors. The grant date of these options was January 2, 2024 and the number of options granted to each non-employee director was based on their annual fees to be earned and the grant date fair value of the option to purchase shares of common stock computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to value the options for this purpose are set forth in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(2)The amounts reported in this column represent the grant date fair value of options to purchase shares of our common stock granted to our non-employee directors in May of 2024, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to value the options for this purpose are set forth in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. As of December 31, 2024, the following non-employee directors held the following number of option awards: Ms. Boudreau 58,870, Dr. Chung 65,215, Dr. Hopfner 65,112, Mr. Hunt 105,307, Dr. Liu 71,347, Ms. Nash 61,110, and Ms. Soteropoulos 64,239. Dr. Iancovici did not hold any stock options as of December 31, 2024. As of December 31, 2024, none of the non-employee directors held unvested restricted stock awards.
(3)The non-employee director elected to receive his or her annual cash retainer in the form of an option to purchase shares of our common stock. The terms of the option to purchase shares of our common stock are described below under “Director compensation policy”.

(4)Dr. Iancovici declined to accept a stock option grant or a cash retainer in respect of his service as a director in 2024.

(5)Dr. Parmar resigned as a director effective October 31, 2024.

Director compensation policy
The Board of Directors adopted a non-employee director compensation policy for members of our Board of Directors. In December 2023, the Board of Directors updated the non-employee director compensation policy for compensation payable in 2024. Under the non-employee director compensation policy applicable to 2024 director compensation to the extent not updated as described below, our non-employee directors were and are compensated as follows:
•each non-employee director receives an annual cash fee of $40,000 ($65,000 for the chair of our Board of Directors and $60,000 for the lead director, if applicable);

•each non-employee director who is a member of the Audit Committee receives an additional annual cash fee of $7,500 ($15,000 for the Audit Committee chair);
•each non-employee director who is a member of the Compensation Committee receives an additional annual cash fee of $5,000 ($10,000 for the Compensation Committee chair);
•each non-employee director who is a member of the Nominating and Corporate Governance Committee receives an additional annual cash fee of $4,000 ($8,000 for the Nominating and Corporate Governance Committee chair);
•each non-employee director will be granted an option to purchase 33,000 shares of our common stock under the 2021 Plan upon his or her initial election or appointment to our Board of Directors; and
•each non-employee director will annually be granted an option to purchase 16,500 shares of our common stock under the 2021 Plan on the date of the first meeting of our Board of Directors held after the annual meeting of our stockholders, prorated for non-employee directors initially elected or appointed to our Board of Directors during the 12 months preceding the grant date to reflect the number of months of service during such 12-month period.

Prior to January 1st of any year, a non-employee director may elect to receive his or her annual cash retainer in the form of an option to purchase shares of our common stock, which is expected to vest in 12 equal monthly installments, on the last day of each month during such calendar year, subject to the director’s continued service on our Board of Directors through each applicable vesting date. Two of our non-employee directors made such an election with respect to their 2024 cash retainers.
The stock options granted to our non-employee directors will have a per share exercise price equal to the closing price of a share of our common stock on the date of grant (or the immediately preceding date on which a closing price was reported if there is no closing price on the date of grant) and will expire not later than ten years after the date of grant. The stock option granted to a non-employee director upon the non-employee director’s initial election or appointment to our Board of Directors will vest in three equal annual installments, subject to the director’s continued service on our Board of Directors through each applicable vesting date. The annual stock options granted to our non-employee directors will vest in full on the earlier of the first anniversary of the date of grant or the next annual meeting of our stockholders, subject to the director’s continued service on our Board of Directors through the vesting date. Upon a change in control (as defined in the 2021 Plan (or as such term or similar term is defined in any successor plan)), each initial stock option and each annual stock option that is then outstanding will vest in full, subject to the director’s continued service on our Board of Directors through such change in control.
All cash fees will be paid quarterly, in arrears, or upon the earlier resignation or removal of the non-employee director. The amount of each payment will be prorated for any portion of a calendar quarter that a non-employee director is not serving on our Board of Directors, based on the number of calendar days served by such non-employee director.
Each non-employee director is entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors and any committee on which he or she serves.
The Compensation Committee reviews and makes recommendations to our Board of Directors regarding the non-employee director compensation arrangements, and the Board of Directors reviews and approves non-employee director compensation. The Compensation Committee considers information regarding director compensation paid at peer companies, including an evaluation of such compensation practices by the Compensation Committee's compensation consultant. In December 2024 following a recommendation from the Compensation Committee, the Board of Directors approved the following changes to the non-employee director compensation policy, applicable to 2025 director compensation:
•the annual cash fee payable to the lead director increased from $60,000 to $63,500;
•the annual cash fee payable to the chair of the Compensation Committee increased from $10,000 to $12,000, and annual cash fee payable to each member of the Compensation Committee increased from $5,000 to $6,000; and
•the annual option to purchase shares of our common stock was increased from an option to purchase 16,500 shares of our common stock to an option to purchase 28,500 shares of our common stock.

AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
We operate in accordance with a written charter adopted by our Board of Directors and reviewed annually by the Audit Committee. We are responsible for overseeing the quality and integrity of Rallybio’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and Nasdaq, the Audit Committee is composed entirely of members who are independent, as defined by the listing standards of Nasdaq and Rallybio’s Corporate Governance Guidelines. Further, our Board of Directors has determined that one of our members (Ms. Boudreau) is an Audit Committee financial expert as defined by the rules of the SEC.
We met 4 times during the fiscal year 2024 with Rallybio Corporation’s management and Deloitte & Touche LLP (“Deloitte”), Rallybio’s independent registered public accounting firm, including, but not limited to, meetings held to review and discuss the annual audited and quarterly financial statements and the Company’s earnings press releases.
We believe that we fully discharged our oversight responsibilities as described in our charter, including with respect to the audit process. We reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2024, with management and Deloitte. Management has the responsibility for the preparation of Rallybio’s financial statements, and Deloitte has the responsibility for the audit of those statements. We discussed with Deloitte the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB"), Auditing Standard No.1301 and the SEC. We received the written disclosures and the letter from Deloitte pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the PCAOB, concerning any relationships between Deloitte and Rallybio and the potential effects of any disclosed relationships on Deloitte’s independence, and discussed with Deloitte its independence. We reviewed with Deloitte their audit plans, audit scope, identification of audit risks and their audit efforts, and discussed and reviewed the results of Deloitte’s examination of Rallybio’s financial statements both with and without management.
We considered any fees paid to Deloitte for the provision of non-audit related services and do not believe that these fees compromise Deloitte’s independence in performing the audit.
Based on these reviews and discussions with management and Deloitte, we approved the inclusion of Rallybio Corporation’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC. We also have selected Deloitte as the independent registered public accounting firm for the fiscal year ending December 31, 2025, subject to ratification by Rallybio Corporation’s stockholders.

Members of the Rallybio Audit Committee
Helen M. Boudreau, M.B.A, Chair
Robert Hopfner, R.Ph., Ph.D., M.B.A.
Ronald Hunt, M.B.A.
Hui Liu, Ph.D., M.B.A.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
There have been no transactions since January 1, 2022 in which we were a party, the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had a direct or indirect material interest, other than compensation arrangements which are described above under the heading “Executive Officer and Director Compensation.”
Director and Officer Indemnification and Insurance
We have agreed to indemnify each of our directors and executive officers against certain liabilities, costs and expenses, and have purchased directors’ and officers’ liability insurance. We also maintain a general liability insurance policy which covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Related Party Transactions Policy
Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"), any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year end for the last two completed fiscal years, in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked with considering all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

PROPOSAL 1-ELECTION OF DIRECTORS
In accordance with the Company’s certificate of incorporation and bylaws, the Board of Directors is divided into three classes. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Martin W. Mackay, Ph.D. and Paula Soteropoulos are the Class I directors whose terms expire at the Company’s 2025 Annual Meeting of stockholders. Dr. Mackay and Ms. Soteropoulos have been nominated for and have agreed to stand for re-election to the Board of Directors to serve as a Class I director of the Company for three years and until their successors are duly elected and qualified or until their earlier death, resignation or removal.
Our bylaws provides for a majority voting standard for the election of directors in uncontested elections, which provides that to be elected, a director nominee must receive a greater number of votes FOR his or her election than votes AGAINST his or her election. The number of votes cast with respect to that director’s election excludes abstentions and broker non-votes with respect to that director’s election. In contested elections where the number of director nominees exceeds the number of directors to be elected, the voting standard will be a plurality of the shares present virtually in person or by proxy and entitled to vote.
It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of each of the nominees listed above. Rallybio has no reason to believe that any nominee will be unable to serve. In the event that either or both nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director of Rallybio, principal occupation and other biographical material is shown earlier in this proxy statement.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE NOMINEES FOR CLASS I DIRECTOR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2-RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the Audit Committee’s selection of Deloitte & Touche LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Deloitte, and Deloitte has served as our independent registered public accounting firm since 2018.
The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.
We expect that a representative of Deloitte will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by Deloitte, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee is responsible for the audit fee negotiations associated with our retention of Deloitte.
Principal Accountant Fees and Services
We regularly review the services and fees of our independent registered public accounting firm. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2024 and 2023 for each of the following categories of services are as follows:

	Fiscal Year Ended
Fee Category	2024	2023
Audit Fees	$832,578	$745,788
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	3,828	1,914
Total Fees	$836,406	$747,702

Audit Fees. Audit fees for the fiscal years ended 2024 and 2023 consist of fees billed for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and audit services that are normally provided by an independent registered public accounting firm in connection with regulatory filings and were $832,578 and $745,788, respectively. The audit fees for the fiscal year ended December 31, 2024 includes fees for professional services provided in connection with our Form S-8 registration statement filed in March 2024, our Form S-3 registration statement filed in May 2024, including comfort letters, consents and review of documents filed with the SEC, which totaled approximately $100,000. The audit fees for the fiscal year ended December 31, 2023 includes fees for professional services provided in connection with our Form S-3 registration statement filed in May 2023 and our Form S-8 registration statement filed in May 2023, including comfort letters, consents and review of documents filed with the SEC, which totaled approximately $70,000.
Tax Fees. There were no tax fees for the fiscal year ended 2024 and 2023.

All Other Fees. All other fees represent payment for access to Deloitte & Touche LLP online software tools.
The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

GENERAL MATTERS
Availability of Certain Documents
A copy of our 2024 Annual Report on Form 10-K has been posted on the Internet along with this proxy statement. Upon written request, we will mail, without charge, a copy of our 2024 Annual Report on Form 10-K excluding exhibits. Please send a written request to our Corporate Secretary at:
Rallybio Corporation
234 Church Street, Suite 1020
New Haven, CT 06510
Attention: Secretary
Phone: (203) 859-3820
Householding of Proxy Materials

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice of Proxy Materials or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices of Proxy Materials, annual reports, proxy statements and information statements.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the Notice of Proxy Materials or proxy materials was delivered. You may make a written or oral request by sending a notification to our Secretary at the address or telephone number above, providing your name, your shared address, and the address to which we should direct the additional copy of the Notice of Proxy Materials or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
Stockholder Proposals and Nominations
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on December 8, 2025, which is 120 days prior to the date that is one year from this year’s mailing date of April 7, 2025.
Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at Rallybio Corporation, 234 Church Street, Suite 1020, New Haven, CT 06510. The Nominating and Corporate Governance Committee does not have a written policy regarding stockholder nominations, but has determined that it is the practice of the committee to consider candidates proposed by stockholders if made in accordance with our bylaws. To be timely for the 2026 annual meeting, although not included in the proxy statement, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the meeting. Assuming the date of our 2025 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2026 annual meeting must notify us no earlier than January 13, 2026 and no later than February 12, 2026. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2026 annual meeting.
Any stockholder who intends to solicit proxies in support of a director nominee other than the Company’s nominees must also comply with Rule 14a-19 under the Exchange Act.

Contacting the Board of Directors

Stockholders wishing to communicate with the Board of Directors may do so by writing to the Board of Directors or to the non-employee members of the Board of Directors as a group, at:

Rallybio Corporation
234 Church Street, Suite 1020
New Haven, CT 06510
Attention: Secretary

The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Secretary that it is a communication for the Board of Directors. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board’s duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Secretary will not forward any communication determined in his good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.
Other Matters

As of the date of this proxy statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
n Time on Tuesday, May 24, 2022, virtually at www.virtualshareholdermeeting.com/RLYB2022, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners)Signature [PLEASE SIGN WITHIN BOX] DateDate SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0 0 0 00 00 67 28 46 _1 R 1. 0. 0. 2 RALLYBIO CORPORATION 234 CHURCH STREET SUITE 1020 NEW HAVEN, CT 06510 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 12, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RLYB2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 12, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Class I Directors. Nominees For Against Abstain 1a. Martin W. Mackay 1b. Paula Soteropoulos The Board of Directors recommends you vote FOR proposal 2. For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

00 00 67 28 46 _2 R 1. 0. 0. 2 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com RALLYBIO CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS MAY 13, 2025 The shareholders hereby appoint Stephen Uden and Jonathan Lieber, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Rallybio Corporation that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., Eastern Time on Tuesday, May 13, 2025, virtually at www.virtualshareholdermeeting.com/RLYB2025, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE